Exhibit 21

                           TREDEGAR CORPORATION
                                    Virginia

                                                          Jurisdiction
Name of Subsidiary                                        of Incorporation

BLC G.P., Inc.                                            Virginia
Bon L Campo Limited Partnership                           Texas
Bon L Canada Inc.                                         Canada
The William L. Bonnell Company, Inc.                      Georgia
Capitol Products Corporation                              Pennsylvania
Fiberlux, Inc.                                            Virginia
Guangzhou Tredegar Films Company Limited                  China
Idlewood Properties, Inc.                                 Virginia
Molecumetics Institute, Ltd.                              Virginia
Molecumetics, Ltd.                                        Virginia
TGI Fund I, LC                                            Virginia
TGI Fund II, LC                                           Virginia
TGI Fund III, LLC                                         Virginia
TGI Fund IV, LLC                                          Virginia
Therics, Inc.                                             Virginia
Tredegar Brazil Industria                                 Brazil
   De Plasticos Ltda.
Tredegar Development Corporation                          Virginia
Tredegar Exploration, Inc.                                Virginia
Tredegar Film Products Argentina S.A.                     Argentina
Tredegar Film Products, B.V.                              Netherlands
Tredegar Film Products (Japan) Ltd.                       Virginia
Tredegar Film Products Kft                                Hungary
Tredegar Film Products - Lake Zurich, Inc.                Virginia
Tredegar Film Products - Pottsville, Inc.                 Virginia
Tredegar Films Development, Inc.                          Virginia
Tredegar Foreign Sales Corporation                        U.S. Virgin Islands
Tredegar Holdings Corporation                             Virginia
Tredegar Reserves, Inc.                                   Virginia
Tredegar Investments, Inc.                                Virginia
Virginia Techport, Inc.                                   Virginia
WLB L.P., Inc.                                            Virginia